EXHIBIT 10.17

                           TUTUM CFO PARTNERS, LLP
                                   (LOGO)

                            Employment Agreement

                              November 7, 2003


William S. Leftwich
521 Spinner Rd
DeSoto, Texas 75115

Dear Bill:

This letter will serve as the entire agreement between Crdentia Corporation
 (the "Company") and you, William S. Leftwich (the "Employee"), with respect to your employment with the Company.

1.  Term

The Employee will work 3 days per week, beginning on November 7, 2003 (the "Beginning Date"). As an employee of the Company you will serve as its Chief Financial Officer and perform such services as are customary for an individual having such title and holding such position.

2.  Salary

The Employee will be paid a bi-weekly salary (the "Salary") of $7,200. Salary for any portion of a month will be prorated based upon the number of normal workdays remaining in the month. The Salary rate for each additional day beyond the designated number of days per week is $1,200. The Salary will be subject to increase by the Company from time to time. The Salary will be processed through payroll and paid at the same time as other employees.

3.  Incentive Bonus and Equity Participation

This section is not applicable.

4.  Tatum Resources

The Company acknowledges and agrees that the Employee is and will remain a partner of, and has and will retain an interest in, Tatum CPO Partners, LLP ("Tatum"), which will benefit the Company in that the Employee will have access to certain Tatum resources. The Company further acknowledges and agrees that the Employee has requested that a portion of his or her Salary and bonuses be allocated to Tatum as compensation for Tatum's provision of resources to the Employee as provided in the Resources Agreement between the Company and Tatum, dated on or about the date of this agreement (the "Resources Agreement"). After allocation of a portion of the Salary to Tatum, the Employee will be paid $6,000 bi-weekly. The Company and the Employee agree that any payments made to Tatum will reduce the Employee's compensation for purposes of determining taxable income and should not be reflected as compensation in the Employee's W-2 report.

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                           TUTUM CFO PARTNERS, LLP
                                   (LOGO)
5.  Employee Benefits

The Employee will be eligible for vacation and holidays consistent with the Company's policy as it applies to senior management.

The Company will reimburse the Employee for all out-of-pocket business expenses promptly after they are incurred.

The Employee may elect to participate in the Company's employee retirement plan and/or 401 (k) plan, and the Employee will be exempt from any delay periods required for eligibility.

In lieu of the Employee participating in the Company-sponsored employee medical insurance benefit and disability plans, the Employee will participate in Tatum's group plans as a partner of Tatum, and the Company will pay the Employee an amount equal to the costs that would normally be incurred by the Company for the Employee's participation in the Company's plans. Such payment will be made at least monthly as an expense reimbursement and not part of employee compensation. Notwithstanding the above, the Company may include the Employee as a participant in the Company's own disability plan or other benefit plans if such plans are not provided by Tatum.

The Employee must receive written evidence that the Company maintains adequate director and officer insurance to cover the Employee at no additional cost to the Employee, and the Company will maintain such insurance at all times while this agreement remains in effect.

The Company agrees to indemnify the Employee to the full extent permitted by law for any losses, costs, damages, and expenses, including reasonable attorneys' fees, as they are incurred, in connection with any cause of action, suit, or other proceeding arising in connection with Employee's employment with the Company including, but not limited to, indemnification for deductibles on insurance policies

6.  Confidentiality

The Employee acknowledges that, in the course of the Employee's employment with the Company, the Employee will be making use of, acquiring, and adding to the Company's confidential and proprietary information, including without limitation any of the following: trade secrets, information about the business of the Company, manufacturing and engineering processes, actual and proposed product information and processes, information concerning product development, manufacture, marketing, distribution, customer, and customer requirements, financial requirements, future business plans, confidential records, and costs and pricing information of the Company or any of its subsidiaries (hereinafter referred to as the "Proprietary Information"); provided, however, that Proprietary Information will not include information
(i) that was in the public domain at the time it was disclosed to the Employee or subsequently becomes in the public domain other than as a result of a disclosure by the Employee in violation of this agreement; (ii) that was received by the Employee from a third party not known by the Employee to have acquired it in violation of a confidentiality agreement with the Company or its employees or agents, or from a third party not known by the Employee to have otherwise been prohibited from transmitting the information to the Employee by a contractual, legal, or fiduciary obligation of confidence to the Company; (iii) that the Employee and the Company agree in writing prior to its disclosure is not confidential; (iv) disclosed in response to a valid order by a court or other governmental body, provided the Employee furnished the Company with prior written notice of the disclosure in order to permit the Company to seek confidential treatment of such information; or (v) that consists of material provided by Tatum pursuant to the Resources Agreement.

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                           TUTUM CFO PARTNERS, LLP
                                   (LOGO)

The Employee will not, for any purpose whatsoever, other than to the extent necessary to render services to the Company in connection with Tatum's services under the Resources Agreement, or as required by law, directly or indirectly divulge or disclose to any individual or entity any of the Proprietary Information that was obtained by the Employee as a result of the Employee's employment with the Company but will hold all of the same confidential and inviolate for a period of five (5) years following the termination or expiration of this agreement.

The Employee agrees that all Proprietary Information consisting of records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof made or received by the Employee, are and will be the Company's exclusive property, and the Employee will surrender the same to the Company within five (5) business days of receiving a request therefor or certify that the same have been destroyed.

The Employee acknowledges that a breach by the Employee of the provisions of Sections 6 of this agreement cannot reasonably or adequately be compensated in damages in an action at law; and that such a breach by the Employee will cause the Company irreparable injury and damage. By reason thereof, the Company will be entitled to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach by the Employee of Section 6.

7.  Termination

The Company may terminate the Employee's employment for any reason upon at least 30 days' prior written notice to the Employee, such termination to be effective on the date specified in the notice, provided that such date is no earlier than 30 days from the date of delivery of the notice. Likewise, the Employee may terminate his or her employment for any reason upon at least 30 days' prior written notice to the Company, such termination to be effective on the date 30 days following the date of the notice. The Employee will continue to render services and to be paid during such 30-day period, regardless of who gives such notice. The Employee may terminate this letter agreement immediately if the Company has not remained current in its obligations under this letter or if the Company engages in or asks the Employee to engage in or to ignore any illegal or unethical conduct.

This agreement will terminate immediately upon the death of the Employee.

The Salary will be prorated for the final pay period based on the number of days in the final pay period up to the effective date of termination or expiration.

8.  Miscellaneous

This agreement contains the entire agreement between the parties, superseding any prior oral or written statements or agreements.

Neither the Employee nor the Company will be deemed to have waived any rights or remedies accruing under this agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy. This agreement binds and benefits the successors of the parties.

The provisions in this agreement concerning the payment of Salary and Bonuses and confidentiality will survive any termination or expiration of this agreement.

Neither party will be liable for any delay or failure to perform under this Agreement (other than with respect to payment obligations) if and to the extent such delay or failure is a result of an act of God, war,

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                           TUTUM CFO PARTNERS, LLP
                                   (LOGO)

earthquake, civil disobedience, court order, labor dispute, or other cause beyond such party's reasonable control.

The terms of this letter agreement are severable and may not be amended except in a writing signed by the parties. If any portion of this agreement is found to be unenforceable, the rest of this agreement will be enforceable except to the extent that the severed provision deprives either party of a substantial portion of its bargain.

This agreement will be governed by and construed in all respects in accordance with the laws of the State of Texas, without giving effect to conflicts-of-laws principles.

Each person signing below is authorized to sign on behalf of the party indicated, and in each case such signature is the only one necessary.

Please sign below and return a signed copy of this letter to indicate your agreement with its terms and conditions.

Sincerely yours,

Crdentia Corporation

By:  /s/ Pam Atherton
   -------------------
Signature

Name:  Pam Atherton
Title:  President

Acknowledged and agreed by:

            /s/ William S. Leftwich
           ------------------------
           (Signature)

           William S. Leftwich
	   ------------------------
           (Print name)

           Date:   11/7/03
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